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                  [SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]





                                     July 3, 2001



Board of Directors
Golden American Life Insurance Company
1475 Dunwoody Drive
West Chester, PA  19380-1478

                  Re: Golden American Life Insurance Company, Separate Account B (File No. 333-57218)
                           ---------------------------------------

Directors:

We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of pre-effective amendment number 1 to the registration statement on Form N-4 (File No. 333-57218) filed by Golden American Life Insurance Company and Separate Account B with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                        Very truly yours,

                                        SUTHERLAND ASBILL & BRENNAN LLP



                                        By:     /s/  Stephen E. Roth
                                           -------------------------
                                                     Stephen E. Roth